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                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


     This Amendment No. 1 to Employment Agreement (this "AMENDMENT"), dated as of January 1, 2000, is made and entered into by and between Park Place Entertainment Corporation, a Delaware corporation (the "COMPANY"), and Arthur M. Goldberg (the "EXECUTIVE").

     WHEREAS, by Employment Agreement dated as of December 31, 1998 (the "AGREEMENT"), the Executive agreed to serve as the Company's President and Chief Executive Officer; and

     WHEREAS, the Compensation Committee of the Company's Board of Directors has determined that certain amendments to the Agreement are advisable to provide additional flexibility to the Company in making compensation awards pursuant to the Agreement; and

     WHEREAS, the Company and the Executive have agreed to the proposed changes in the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and the Executive agree as follows:

     1. DEFINITIONS. Capitalized terms which are not defined in this Amendment shall have the meanings assigned to them in the Agreement.

     2.   AMENDMENTS TO SPECIFIC PROVISIONS OF AGREEMENT.

          2.1. AMENDMENT TO SECTION 3(a)(1). Section 3(a)(1) of the Agreement is amended to read in its entirety as the following new Sections 3(a)(1) and 3(a)(2):


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               "3.  COMPENSATION. (a) BASE SALARY. (1) During the Employment
     Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $2,000,000, payable in accordance with regular payroll practices of the Company. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually, with any increase being at the sole discretion of the Board (or an appropriate committee thereof). Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

               (2) Notwithstanding Section 3(a)(1), above, the portion of the Executive's Annual Base Salary during any taxable year of the Company which, when added to any otherwise deductible compensation and benefits paid or provided to the Executive by the Company during such taxable year, would not be deductible by the Company in the taxable year such Annual Base Salary is paid or accrued because of the applicable limitations under
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (such nondeductible portion of the Executive's Annual Base Salary hereinafter referred to as the "Nondeductible Compensation"), may, in the sole discretion of the Compensation Committee of the Company's Board of Directors (the "Committee"), be deferred annually, in whole or in part, in accordance with the remaining provisions of this Section 3(a). If the Committee exercises its discretion to defer some or all of the Nondeductible Compensation (such deferred portion hereinafter referred to as the "Deferral Amount"), the Deferral Amount shall be paid to the Executive, in the sole discretion of the Executive, in accordance with the method of deferral described in either clause (A) or clause (B) below:

                    (A) in a lump sum, on that date (the "Deferral Date") which is 30 days after the earlier of (i) the last day of the Company's taxable year in which the Executive ceases to be a "covered employee" within the meaning of Section 162(m)(3) of the Code or (ii) the date upon which the Company's deduction with respect to the Deferral Amount (or portion thereof) subject to this clause (A) shall no longer be subject to limitation under Section 162(m) of the Code or any successor section thereto (the "Contractual Deferral Plan"); or


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                    (B)  pursuant to the terms of the Park Place Entertainment
                         Corporation Executive Deferred Compensation Plan, as amended effective January 1, 2000 (the "Executive Deferral Plan"), AS IF the Deferral Amount (or portion thereof) represented additional "Compensation" deferred by the Executive and credited to the Executive's "Deferral Account" in the Executive Deferral Plan in a manner consistent with the Executive's "Participation Agreement" and "Deferral Election Form" (as the terms "Compensation", "Deferral Account", "Participation Agreement" and "Deferral Election Form" are defined in the Executive Deferral Plan).

     The Executive shall have the right to allocate the Deferral Amount between the Contractual Deferral Plan and the Executive Deferral Plan in such amounts as he may elect, in his sole discretion (which may include allocating the entire Deferral Amount to one of those two Plans and no portion thereof to the other). The procedures by which the Committee determines the Deferral Amount and the Executive makes his election to allocate the Deferral Amount between the Contractual Deferral Plan and the Executive Deferral Plan shall be adopted by the Committee, provided that the Executive has received reasonable advance notice of such procedures."

          2.2. AMENDMENT TO SECTION 3(a)(2). Section 3(a)(2) of the Agreement is renumbered as Section 3(a)(3) and is amended to read in its entirety as follows:

               "(3) To the extent that any Deferral Amount (or portion thereof) is allocated to the Contractual Deferral Plan, such amount shall be credited with interest, from the date it would otherwise have been paid to the date the deferred amount is paid, at a floating rate equal to the rate which Morgan Guaranty announces from time to time as its prime lending rate, as in effect from time to time, compounded quarterly, and such accrued interest shall be paid to the Executive on the Deferral Date. To the extent that any Deferral Amount (or portion thereof) is allocated to the Executive Deferral Plan, such amount shall be adjusted for assumed earnings or losses in accordance with the terms of the Executive Deferral Plan. (Said Deferral Amounts, if any, plus interest or as adjusted for


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     assumed earnings or losses, as the case may be, shall hereinafter be collectively referred to as the "Deferred Compensation.")"

          2.3. AMENDMENT TO SECTION 3(a)(3). Section 3(a)(3) of the Agreement is renumbered as Section 3(a)(4), and its introductory language (immediately prior to clause (A) thereof) is amended to read as follows:

               "(4) Any Deferred Compensation not credited to the Executive's Deferral Account in the Executive Deferral Plan shall be paid in accordance with the following provisions:"

          2.4. AMENDMENT TO SECTION 3(b). Section 3(b) of the Agreement is amended to read in its entirety as follows:

                    (b) ANNUAL BONUS. In addition to the Annual Base Salary, the Executive shall be eligible to receive, for each fiscal year or portion of a fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") either pursuant to the Company's Executive Incentive Plan or otherwise. Each Annual Bonus may be deferred by the Committee on the same basis as if it constituted Annual Base Salary for purposes of Section 3(a)(2) above, and any deferred portion of such Annual Bonus may be allocated by the Executive between the Contractual Deferral Plan and the Executive Deferral Plan as if such deferred portion constituted a Deferral Amount for purposes of Section 3(a)(2) above. The term "Annual Bonus" shall be broadly interpreted to include bonus income received under the Company's Executive Incentive Plan, as well as bonus income received under any other determination of the Committee."

     3. EFFECTIVE DATE. The provisions of this Amendment shall be effective as of January 1, 2000.

     4.   MISCELLANEOUS.

          4.1. This Amendment binds and shall operate for the benefit of each of the parties and their respective successors and permitted assigns.


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          4.2. All references made and pronouns used in this amendment shall be construed in the singular or plural, and in such gender, as the sense and circumstances require. Section headings are for convenience only and shall not affect nor be used in construing this Amendment.

          4.3. This Amendment may be signed in counterparts and by facsimile, all of which when taken together shall constitute a signed agreement.

          4.4. This Amendment shall be governed by and construed in accordance with Delaware law.

          4.5. Except as amended by this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.


                               PARK PLACE ENTERTAINMENT CORPORATION


                               By:
                                  ----------------------------------
                                  Name:
                                  Title:



                               -------------------------------------
                               ARTHUR M. GOLDBERG



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